Exhibit 99.9

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been derived by the application of pro forma adjustments related to the Transactions to our historical consolidated financial statements incorporated by reference into this report. The unaudited pro forma condensed combined balance sheet dated as of March 31, 2011 gives effect to the AMS Acquisition as if it had occurred on that date and includes adjustments that give effect to events that are directly attributable to the AMS Acquisition, including the anticipated borrowing under the New Credit Facility and the application of the proceeds from the Financing, and that are factually supportable. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010, the three months ended March 31, 2011 and 2010, and the twelve months ended March 31, 2011 give effect to the Transactions as if they had occurred on January 1, 2010 and includes adjustments that give effect to events that are directly attributable to the AMS Acquisition, including the anticipated borrowing under the New Credit Facility and the application of the proceeds from the Financing, as well as the acquisitions of HealthTronics, Penwest and Qualitest, that are, in each case, factually supportable and expected to have a continuing impact. Our acquisition dates, as defined in authoritative accounting guidance, were July 2, 2010 for HealthTronics, September 20, 2010 for Penwest, and November 30, 2010 for Qualitest.

The unaudited pro forma condensed combined balance sheet combines our consolidated balance sheet as of March 31, 2011 with the consolidated balance sheet of AMS as of April 2, 2011.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 combines the year ended December 31, 2010 for Endo with the year to date July 1, 2010 for HealthTronics, the year to date September 19, 2010 for Penwest, the year to date November 29, 2010 for Qualitest and the twelve months ended January 1, 2011 for AMS.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2011 combines the three months ended March 31, 2011 for Endo with the three months ended April 2 2011 for AMS.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2010 combines the three months ended March 31, 2010 for Endo with the three months ended March 31, 2010 for HealthTronics, Penwest and Qualitest, and the three months ended April 3, 2010 for AMS.

The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2011 combines the twelve months ended March 31, 2011 for Endo with the April 1, 2010 to July 1, 2010 for HealthTronics, the April 1, 2010 to September 19, 2010 for Penwest, the April 1, 2010 to November 29, 2010 for Qualitest and the twelve months ended April 2, 2011 for AMS.

The unaudited pro forma adjustments are based upon available information and certain assumptions we believe are reasonable under the circumstances and are factually supportable. Each of the Transactions has been (or, in the case of the AMS Acquisition, will be) accounted for as a business combination using the acquisition method of accounting in accordance with GAAP. With respect to the HealthTronics acquisition, the Penwest acquisition and the Qualitest acquisition, the estimated fair value of assets acquired and liabilities assumed are provisional and based on the information that was available as of the respective dates of acquisition to estimate the fair value of assets acquired and liabilities assumed. We believe that this information provides a reasonable basis for estimating the fair values, but we are awaiting additional information necessary to finalize those amounts; particularly with respect to the estimated fair value of noncontrolling interests and deferred taxes related to the HealthTronics acquisition, intangible assets and deferred taxes related to the Penwest acquisition and intangible assets, deferred taxes and short-term liabilities related to the Qualitest acquisition. Therefore, with respect to the HealthTronics acquisition, the Penwest acquisition and the Qualitest acquisition, the provisional measurements of fair value reflected are subject to change. Such changes could be material. We expect to finalize and complete the purchase price allocations no later than one year after the date of the respective acquisitions. With respect to the AMS Acquisition, the unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable net assets acquired and of the excess purchase price to goodwill. The allocation of the AMS Acquisition purchase price itself is preliminary and is dependent upon certain valuations and other studies, which, as of the date of this report, have not been completed. Instead, the purchase price for purpose of the pro forma financial information has been allocated to the identifiable net assets acquired based upon management’s preliminary estimate of their respective fair values. Accordingly, the pro forma adjustments included in the purchase price allocation have been made solely for the purpose of providing pro forma financial information based on current estimates and available information. As a result, the final purchase price accounting adjustments may be materially different from the preliminary pro forma adjustments included in this section. The final purchase price allocation for the AMS Acquisition will not be completed until after the closing of such acquisition. We anticipate that the impact of the accounting for the Transactions will have a significant impact on our reported results of operations and financial condition.

The unaudited combined pro forma statements of operations do not reflect the non-recurring expenses that we expect to incur in connection with the Transactions, including fees to investment bankers, attorneys, accountants and other professional advisors, the write-off of deferred financing costs, and other transaction-related costs that will not be capitalized. Additionally, the unaudited combined pro forma statements of operations data do not reflect the effects of all anticipated cost savings and any related non-recurring costs to achieve those cost savings. The unaudited combined pro forma statements of operations do not purport to represent our actual results of operations that would have occurred if the acquisitions had taken place on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited combined pro forma statements include certain reclassifications to conform the historical financial information of HealthTronics, Penwest, Qualitest and AMS to our financial presentation. In addition, the preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are preliminary and have been made solely for purposes of developing this unaudited pro forma condensed combined financial information. Actual results could differ, perhaps materially, from these estimates and assumptions. AMS’s fiscal year 2010 ended on January 1, 2011, its first quarter of 2011 ended on April 2, 2011 and its first quarter of 2010 ended on April 3, 2010.

The assumptions used and adjustments made in preparing the unaudited combined pro forma statements are described in the accompanying notes, which should be read in conjunction with the unaudited combined pro forma statements. The unaudited combined pro forma statements and the accompanying notes should be read in conjunction with the consolidated financial statements and related notes of Endo included in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and 2010 and of each of the acquired or to be acquired entities included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011.

Endo Pharmaceuticals Holdings Inc.

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2011

(In thousands, except per share data)

	Endo Historical	AMS Historical*	Pro Forma Adjustments				Pro Forma
Assets
Current assets:
Cash and cash equivalents	$565,162	$26,995		$(363,000)	(2a)		$229,157
Short-term investments	—	83,020					83,020
Accounts receivable, net	549,281	96,442					645,723
Inventories, net	205,296	35,492		8,625	(2b	)	249,413
Prepaid expenses and other current assets	29,545	7,848					37,393
Deferred income taxes	148,890	16,372		(3,122)	(2g	)	162,140

Total current assets	1,498,174	266,169		(357,497)			1,406,846

Marketable securities	23,701	—					23,701
Property and equipment, net	213,452	40,820		58,267	(2c)		312,539
Goodwill	719,300	684,659		891,456	(2d)		2,295,415
Other intangibles, net	1,486,199	87,983		1,582,017	(2e)		3,156,199
Other assets	65,269	8,768		60,760	(2h)		134,797

Total assets	$4,006,095	$1,088,399		$2,235,003			$7,329,497

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$265,516	$9,500	$				$275,016
Accrued expenses	475,831	50,233					526,064
Current portion of long-term debt	27,525	—		23,938	(2f)		51,463
Acquisition-related contingent consideration	12,682	—					12,682
Income taxes payable	6,538	8,569					15,107

Total current liabilities	788,092	68,302		23,938			880,332

Deferred income taxes	218,078	59,278		513,952	(2g)		791,308
Acquisition-related contingent consideration	3,510	—					3,510
Long-term debt, less current portion, net	1,044,120	238,062		2,443,000	(2h)		3,725,182
Other liabilities	88,572	23,278					111,850
Commitments and contingencies
Stockholders’ equity:
Preferred Stock	—	—					—
Common Stock	1,373	772		(772)	(2i)		1,373
Additional paid-in capital	883,261	445,123		(445,123)	(2i)		883,261
Retained earnings	1,420,084	247,335		(293,743)	(2i)		1,373,676
Accumulated other comprehensive loss	(1,011)	6,249		(6,249)	(2i)		(1,011)
Treasury stock	(501,342)	—		—			(501,342)

Total Endo Pharmaceuticals Holdings Inc. stockholders’ equity	1,802,365	699,479		(745,887)	(2i)		1,755,957
Noncontrolling interests	61,358	—					61,358

Total stockholders’ equity	1,863,723	699,479		(745,887)			1,817,315

Total liabilities and stockholders’ equity	$4,006,095	$1,088,399		$2,235,003			$7,329,497

*	AMS financial data is as of April 2, 2011.

Certain amounts have been reclassified to conform to Endo’s presentation. The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Endo Pharmaceuticals Holdings Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2010

(In thousands, except per share data)

	Endo Historical Adjusted*	AMS Historical**	Pro Forma Adjustments (AMS)		Total Pro Forma
Revenues:
Net pharmaceutical revenues	$1,925,549	$—	$—		$1,925,549
Device, service and other revenues	213,726	542,316	559	(2j)	756,601

Total revenues	2,139,275	542,316	559		2,682,150
Costs & expenses:
Cost of revenues	842,340	103,284	4,770	(2l)	1,029,041
			70,022	(2k)
			8,625	(2m)
Selling, general and administrative	609,451	230,931	9,492	(2l)	849,874
Depreciation and amortization	—	—	—		—
Research and development	162,172	53,367	—		215,539
Impairment of other intangible assets	35,000	—	—		35,000
Acquisition-related items	18,976	—	—		18,976
Other operating expense (income), net	—	—	—		—

Operating income (loss)	471,336	154,734	(92,350)		533,720

Interest expense (income), net	46,993	—	169,452	(2p)	216,445
Other (income) expense, net	(2,757)	18,850	(28,125)	(2p)	(11,473)
			559	(2j)

Income (loss) before income tax	427,100	135,884	(234,236)		328,748
Income tax	128,965	48,874	(87,996)	(2r)	89,843

Combined net income	298,135	87,010	(146,240)		238,905

Less: Net income attributable to noncontrolling interests	54,812	—	—		54,812
Less: Discontinued operations	—	—	—		—

Net income (loss) attributable to Endo Pharmaceuticals Holdings Inc.	$243,323	$87,010	$(146,240)		$184,093

Net income per share attributable to Endo Pharmaceuticals Holdings Inc.
Basic	$2.09				$1.58

Diluted	$2.06				$1.56

Weighted average shares attributable to Endo Pharmaceuticals Holdings Inc.
Basic	116,164				116,164
Diluted	117,951				117,951

*	This column was prepared on a pro forma basis and includes a full twelve months of Endo, HealthTronics, Penwest and Qualitest, as well as the effects of any related pro forma adjustments. Refer to the unaudited pro forma combined statement of operations on the following page for further detail.
**	AMS financial data is for the year ended January 1, 2011.

Certain amounts have been reclassified to conform to Endo’s presentation. The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Endo Pharmaceuticals Holdings Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2010

(In thousands, except per share data)

	Endo Historical	HealthTronics Historical (3a)	Penwest Historical (3b)	Qualitest Historical (3c)	Pro Forma Adjustments (2010 Acquisitions)		Endo Historical Adjusted
Revenues:
Net pharmaceutical revenues	$1,601,192	$—	$33,359	$322,532	$(29,827)	(2n)	$1,925,549
					(1,707)	(2o)
Device, service and other revenues	115,037	98,689	—	—	—		213,726

Total revenues	1,716,229	98,689	33,359	322,532	(31,534)		2,139,275
Costs & expenses:
Cost of revenues	504,757	46,152	2,583	224,783	14,775	(2j)	842,340
					52,483	(2k)
					12,408	(2l)
					14,226	(2m)
					(29,827)	(2n)
Selling, general and administrative	547,605	12,078	6,823	48,080	(6,918)	(2j)	609,451
					1,783	(2l)
Depreciation and amortization	—	7,857	—	—	(7,857)	(2j)	—
Research and development	144,525	—	5,798	11,849	—		162,172
Impairment of other intangible assets	35,000	—	—	—	—		35,000
Acquisition-related items	18,976	—	—	—	—		18,976
Other operating expense (income), net	—	—	—	646	(646)	(2j)	—

Operating income (loss)	465,366	32,602	18,155	37,174	(81,961)		471,336

Interest expense (income), net	46,601	839	243	36,109	(36,799)	(2p)	46,993
Other (income) expense, net	(1,933)	(1,445)	(25)	—	646	(2j)	(2,757)

Income (loss) before income tax	420,698	33,208	17,937	1,065	(45,808)		427,100
Income tax	133,678	641	—	4,789	(10,143)	(2r)	128,965

Combined net income	287,020	32,567	17,937	(3,724)	(35,665)		298,135

Less: Net income attributable to noncontrolling interests	28,014	26,798	—	—	—		54,812
Less: Discontinued operations	—	—	—	(343)	343	(2q)	—

Net income (loss) attributable to Endo Pharmaceuticals Holdings Inc.	$259,006	$5,769	$17,937	$(3,381)	$(36,008)		$243,323

Net income per share attributable to Endo Pharmaceuticals Holdings Inc.
Basic	$2.23						$2.09

Diluted	$2.20						$2.06

Weighted average shares attributable to Endo Pharmaceuticals Holdings Inc.
Basic	116,164						116,164
Diluted	117,951						117,951

Certain amounts have been reclassified to conform to Endo’s presentation. The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Endo Pharmaceuticals Holdings Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Three Months Ended March 31, 2011

(In thousands, except per share data)

	Endo Historical	AMS Historical*	Pro Forma Adjustments (AMS)		Total Pro Forma
Revenues:
Net pharmaceutical revenues	$505,784	$—	$—		$505,784
Device, service and other revenues	54,242	140,786	82	(2j)	195,110

Total revenues	560,026	140,786	82		700,894
Costs & expenses:
Cost of revenues	231,558	25,081	1,165	(2l)	278,778
			17,599	(2k)
			3,375	(2m)
Selling, general and administrative	159,386	60,483	2,319	(2l)	222,188
Depreciation and amortization	—	—	—		—
Research and development	42,130	14,418	—		56,548
Impairment of other intangible assets	—	—	—		—
Acquisition-related items	6,073	—	—		6,073
Other operating expense (income), net	—	—	—		—

Operating income (loss)	120,879	40,804	(24,376)		137,307

Interest expense, net	18,790	—	33,492	(2p)	52,282
Other expense (income), net	348	7,009	(6,264)	(2p)	1,175
			82	(2j)

Income (loss) before income tax	101,741	33,795	(51,686)		83,850
Income tax	33,446	12,234	(18,711)	(2r)	26,969

Combined net income	68,295	21,561	(32,975)		56,881

Less: Net income attributable to noncontrolling interests	12,508	—	—		12,508

Net income (loss) attributable to Endo Pharmaceuticals Holdings Inc.	$55,787	$21,561	$(32,975)		$44,373

Net income per share attributable to Endo Pharmaceuticals Holdings Inc.
Basic	$0.48				$0.38

Diluted	$0.46				$0.37

Weighted average shares attributable to Endo Pharmaceuticals Holdings Inc.
Basic	116,354				116,354
Diluted	120,761				120,761

*	AMS financial data is for the three months ended April 2, 2011.

Certain amounts have been reclassified to conform to Endo’s presentation. The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Endo Pharmaceuticals Holdings Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Three Months Ended March 31, 2010

(In thousands, except per share data)

	Endo Historical Adjusted*	AMS Historical**	Pro Forma Adjustments (AMS)		Total Pro Forma
Revenues:
Net pharmaceutical revenues	$441,822	$—	$—		$441,822
Device, service and other revenues	52,452	134,926	308	(2j)	187,686

Total revenues	494,274	134,926	308		629,508
Costs & expenses:
Cost of revenues	204,650	24,074	1,138	(2l)	250,737
			17,500	(2k)
			3,375	(2m)
Selling, general and administrative	150,041	60,887	2,263	(2l)	213,191
Depreciation and amortization	—	—	—		—
Research and development	34,332	13,509	—		47,841
Impairment of other intangible assets	—	—	—		—
Acquisition-related items	1,529	—	—		1,529
Other operating expense (income), net	—	—	—		—

Operating income (loss)	103,722	36,456	(23,968)		116,210

Interest expense, net	10,044	—	43,329	(2p)	53,373
Other (income) expense, net	(561)	136	(7,647)	(2p)	(7,764)
			308	(2j)

Income (loss) before income tax	94,239	36,320	(59,958)		70,601
Income tax	30,854	15,662	(26,190)	(2r)	20,326

Combined net income	63,385	20,658	(33,768)		50,275

Less: Net income attributable to noncontrolling interests	12,489	—	—		12,489

Net income (loss) attributable to Endo Pharmaceuticals Holdings Inc.	$50,896	$20,658	$(33,768)		$37,786

Net income per share attributable to Endo Pharmaceuticals Holdings Inc.
Basic	$0.43				$0.32

Diluted	$0.43				$0.32

Weighted average shares attributable to Endo Pharmaceuticals Holdings Inc.
Basic	117,347				117,347
Diluted	118,031				118,031

*	This column was prepared on a pro forma basis and includes a full three months of Endo, HealthTronics, Penwest and Qualitest as well as the effects of any related pro forma adjustments. Refer to the unaudited pro forma combined statement of operations on the following page for further detail.
**	AMS financial data is for the three months ended April 3, 2010.

Certain amounts have been reclassified to conform to Endo’s presentation. The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Endo Pharmaceuticals Holdings Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Three Months Ended March 31, 2010

(In thousands, except per share data)

	Endo Historical	HealthTronics Historical	Penwest Historical	Qualitest Historical	Pro Forma Adjustments (2010 Acquisitions)		Endo Historical Adjusted
Revenues:
Net pharmaceutical revenues	$360,349	$—	$8,758	$80,399	$(7,218)	(2n)	$441,822
					(466)	(2o)
Device, service and other revenues	4,063	48,389	—	—	—		52,452

Total revenues	364,412	48,389	8,758	80,399	(7,684)		494,274
Costs & expenses:
Cost of revenues	94,073	23,915	916	52,641	5,744	(2j)	204,650
					16,175	(2k)
					4,553	(2l)
					13,851	(2m)
					(7,218)	(2n)
Selling, general and administrative	133,335	5,507	1,646	10,690	(1,735)	(2j)	150,041
					598	(2l)
Depreciation and amortization	—	4,009	—	—	(4,009)	(2j)	—
Research and development	29,168	—	2,208	2,956	—		34,332
Impairment of other intangible assets	—	—	—	—	—		—
Acquisition-related items	1,529	—	—	—	—		1,529
Other operating expense (income), net	—	—	—	296	(296)	(2j)	—

Operating income (loss)	106,307	14,958	3,988	13,816	(35,347)		103,722

Interest expense (income), net	9,804	470	119	7,638	(7,987)	(2p)	10,044
Other (income) expense, net	(219)	(637)	(1)	—	296	(2j)	(561)

Income (loss) before income tax	96,722	15,125	3,870	6,178	(27,656)		94,239
Income tax	36,367	315	—	1,634	(7,462)	(2r)	30,854

Combined net income	60,355	14,810	3,870	4,544	(20,194)		63,385

Less: Net income attributable to noncontrolling interests	—	12,489	—	—	—		12,489

Net income (loss) attributable to Endo Pharmaceuticals Holdings Inc.	$60,355	$2,321	$3,870	$4,544	$(20,194)		$50,896

Net income per share attributable to Endo Pharmaceuticals Holdings Inc.
Basic	$0.51						$0.43

Diluted	$0.51						$0.43

Weighted average shares attributable to Endo Pharmaceuticals Holdings Inc.
Basic	117,347						117,347
Diluted	118,031						118,031

Certain amounts have been reclassified to conform to Endo’s presentation. The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Endo Pharmaceuticals Holdings Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Twelve Months Ended March 31, 2011

(In thousands, except per share data)

	Endo Historical Adjusted*	AMS Historical**	Pro Forma Adjustments (AMS)		Total Pro Forma
Revenues:
Net pharmaceutical revenues	$1,989,511	$—	$—		$1,989,511
Device, service and other revenues	215,516	548,176	333	(2j)	764,025

Total revenues	2,205,027	548,176	333		2,753,536
Costs & expenses:
Cost of revenues	869,248	104,291	4,797	(2l)	1,057,082
			70,121	(2k)
			8,625	(2m)
Selling, general and administrative	618,796	230,527	9,548	(2l)	858,871
Depreciation and amortization	—	—	—		—
Research and development	169,970	54,276	—		224,246
Impairment of other intangible assets	35,000	—	—		35,000
Acquisition-related items	23,520	—	—		23,520
Other operating expense (income), net	—	—	—		—

Operating income (loss)	488,493	159,082	(92,758)		554,817

Interest expense, net	55,739	—	159,615	(2p)	215,354
Other (income) expense, net	(1,848)	25,723	(26,742)	(2p)	(2,534)
			333	(2j)

Income (loss) before income tax	434,602	133,359	(225,964)		341,997
Income tax	131,557	45,446	(80,517)	(2r)	96,486

Combined net income	303,045	87,913	(145,447)		245,511

Less: Net income attributable to noncontrolling interests	54,831	—	—		54,831
Less: Discontinued operations	—	—	—		—

Net income (loss) attributable to Endo Pharmaceuticals Holdings Inc.	$248,214	$87,913	$(145,447)		$190,680

Net income per share attributable to Endo Pharmaceuticals Holdings Inc.
Basic	$2.14				$1.64

Diluted	$2.09				$1.61

Weighted average shares attributable to Endo Pharmaceuticals Holdings Inc.
Basic	115,916				115,916
Diluted	118,634				118,634
Supplemental information
Depreciation and amortization	196,125	21,425	77,106		294,656

*	This column was prepared on a pro forma basis and includes a full twelve months of Endo, HealthTronics, Penwest and Qualitest as well as the effects of any related pro forma adjustments. Refer to the unaudited pro forma combined statement of operations on the following page for further detail.
**	AMS financial data is for the twelve months ended April 2, 2011.

Certain amounts have been reclassified to conform to Endo’s presentation. The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Endo Pharmaceuticals Holdings Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Twelve Months Ended March 31, 2011

(In thousands, except per share data)

	Endo Historical (3d)	HealthTronics Historical (3e)	Penwest Historical (3f)	Qualitest Historical (3g)	Pro Forma Adjustments (2010 Acquisitions)		Endo Historical Adjusted
Revenues:
Net pharmaceutical revenues	$1,746,627	$—	$24,601	$242,133	$(22,609)	(2n)	$1,989,511
					(1,241)	(2o)
Device, service and other revenues	165,216	50,300	—	—	—		215,516

Total revenues	1,911,843	50,300	24,601	242,133	(23,850)		2,205,027
Costs & expenses:
Cost of revenues	642,242	22,237	1,667	172,142	9,031	(2j)	869,248
					36,308	(2k)
					7,855	(2l)
					375	(2m)
					(22,609)	(2n)
Selling, general and administrative	573,656	6,571	5,177	37,390	(5,183)	(2j)	618,796
					1,185	(2l)
Depreciation and amortization	—	3,848	—	—	(3,848)	(2j)	—
Research and development	157,487	—	3,590	8,893	—		169,970
Impairment of other intangible assets	35,000	—	—	—	—		35,000
Acquisition-related items	23,520	—	—	—	—		23,520
Other operating expense (income), net	—	—	—	350	(350)	(2j)	—

Operating income (loss)	479,938	17,644	14,167	23,358	(46,614)		488,493

Interest expense (income), net	55,587	369	124	28,471	(28,812)	(2p)	55,739
Other (income) expense, net	(1,366)	(808)	(24)	—	350	(2j)	(1,848)

Income (loss) before income tax	425,717	18,083	14,067	(5,113)	(18,152)		434,602
Income tax	130,757	326	—	3,155	(2,681)	(2r)	131,557

Combined net income	294,960	17,757	14,067	(8,268)	(15,471)		303,045

Less: Net income attributable to noncontrolling interests	40,522	14,309	—	—	—		54,831
Less: Discontinued operations	—	—	—	(343)	343	(2q)	—

Net income (loss) attributable to Endo Pharmaceuticals Holdings Inc.	$254,438	$3,448	$14,067	$(7,925)	$(15,814)		$248,214

Net income per share attributable to Endo Pharmaceuticals Holdings Inc.
Basic	$2.20						$2.14

Diluted	$2.14						$2.09

Weighted average shares attributable to Endo Pharmaceuticals Holdings Inc.
Basic	115,916						115,916
Diluted	118,634						118,634

Supplemental information
Depreciation and amortization	134,624	3,848	1,029	11,276	45,348		196,125

Certain amounts have been reclassified to conform to Endo’s presentation. The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Endo Pharmaceuticals Holdings Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of pro forma presentation

The unaudited pro forma condensed combined balance sheet combines our consolidated balance sheet as of March 31, 2011 with the consolidated balance sheet of AMS as of April 2, 2011.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 combines the twelve months ended December 31, 2010 for Endo with the year to date July 1, 2010 for HealthTronics, the year to date September 19, 2010 for Penwest, the year to date November 29, 2010 for Qualitest and the twelve months ended January 1, 2011 for AMS.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2011 combines the three months ended March 31, 2011 for Endo with the three months ended April 2, 2011 for AMS.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2010 combines the three months ended March 31, 2010 for Endo with the three months ended March 31, 2010 for HealthTronics, Penwest, Qualitest, and the three months ended April 3, 2010 for AMS.

The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2011 combines the twelve months ended March 31, 2011 for Endo with the April 1, 2010 to July 1, 2010 for HealthTronics, the April 1, 2010 to September 19, 2010 for Penwest, the April 1, 2010 to November 29, 2010 for Qualitest and the twelve months ended April 2, 2011 for AMS.

The unaudited combined pro forma statements of operations do not reflect the non-recurring expenses that we expect to incur in connection with the Transactions, including approximately $66.2 million relating to fees to investment bankers, attorneys, accountants and other professional advisors, the write-off of deferred financing costs, and other transaction-related costs that will not be capitalized, excluding debt issuance costs. Additionally, the unaudited combined pro forma statements of operations data do not reflect the effects of all anticipated cost savings and any related non-recurring costs to achieve those cost savings. The unaudited combined pro forma statements of operations do not purport to represent our actual results of operations that would have occurred if the acquisitions had taken place on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited combined pro forma statements include certain reclassifications to conform the historical financial information of HealthTronics, Penwest, Qualitest and AMS to our financial presentation.

The estimated purchase price of AMS consists of the following items (in thousands):

Purchase price table

Amounts
Cash paid for equity(1)	$2,306,012
Other(2)	114,958

Total estimated purchase price	$2,420,970

(1)	Represents gross purchase price (calculated as cash paid based on a $30.00 per share equivalent price for approximately 76.9 million outstanding shares).

(2)	Represents settlement of stock options, restricted shares, and other costs.

Assuming an acquisition date of March 31, 2011, the purchase price of AMS will be allocated to the following assets and liabilities (in thousands):

Purchase price allocation table

As of April 2, 2011
Cash and cash equivalents	$26,995
Short-term investments	83,020
Accounts receivable	96,442
Inventories	44,117
Prepaid expenses and other current assets	7,848
Deferred income taxes	16,372
Property and equipment	99,087
Other intangible assets	1,670,000
Other long-term assets, net	8,768

Total identifiable assets	2,052,649

Accounts payable	9,500
Accrued expenses	50,233
Other liabilities	8,569
Deferred income taxes	596,183
Long-term debt	520,031
Other long-term liabilities	23,278

Total liabilities assumed	1,207,794

Net identifiable assets acquired	844,855

Goodwill	1,576,115

Net assets acquired	$2,420,970

The above estimated fair values of assets acquired and liabilities assumed are provisional and are based on the information that was available to estimate the fair value of assets acquired and liabilities assumed. We believe that this information provides a reasonable basis for estimating the fair values but we are waiting for additional information necessary to finalize those amounts. Thus, the provisional measurements of fair value reflected are subject to change. Such changes could be significant. We expect to finalize the valuation and complete the purchase price allocation as soon as practicable but no later than one year from the closing date of the pending AMS Acquisition.

An allocation of an increased portion of the purchase price to inventory, property, plant and equipment, other noncurrent assets or to identifiable intangible assets will reduce the amount of the purchase price allocated to goodwill in the unaudited condensed financial information, and may result in increased depreciation and/or amortization expense.

The acquired finite-lived intangible assets are being amortized over the estimated useful life in proportion to the economic benefits consumed, which for purposes of this presentation is approximated by using the straight-line method.

Note 2. Pro forma adjustments

a.	The adjustment to the cash balances reflects the following (in thousands):

Amounts
Debt proceeds(1)	$3,100,000
Total estimated purchase price(2)	(2,420,970)
Repayment of Endo’s existing debt(1)	(395,000)
Repayment of AMS’ existing debt(1)	(520,031)
Cash transaction costs(3)	(50,824)
Debt issuance costs(4)	(76,175)

Total Net Change	$(363,000)

(1)	The issuance of $3.1 billion in additional debt, which will be used to partially fund (a) the purchase price of AMS, (b) the repayment of $395.0 million under our Existing Term Loan and (c) the repayment of $312.0 million of AMS Convertible Notes along with $208.0 million in associated conversion consideration and make whole premiums;

(2)	the estimated payment of $2,421.0 million in cash for the consideration to seller for AMS, including the settlement of existing AMS options and RSAs;

(3)	the payment of $50.8 million of estimated direct transaction costs of Endo associated with the AMS Acquisition; and

(4)	the payment of $76.2 million of estimated debt issuance costs for both the New Credit Facility and the Financing.

b.	Reflects adjustment to record AMS’s finished goods and work-in-process inventory at its estimated selling price less the sum of costs of disposal, a reasonable profit allowance for our selling effort and estimated costs to complete work-in-process inventory. Raw material inventory has been valued at current replacement cost, which approximated AMS’s carrying value. As we sell the acquired inventory, its cost of sales will reflect the increased valuation of the AMS’ inventory, which will reduce our gross margins until such inventory is sold. These provisional measurements of fair value reflected are subject to change. Such changes could be significant.

c.	Reflects an adjustment to record AMS’s property, plant and equipment to its fair value (resulting in an increase to property, plant and equipment of $58.3 million). For purposes of depreciation for AMS’s property, plant and equipment, we have assumed useful lives ranging from 3 to 30 years. These provisional measurements of fair value reflected are subject to change. Such changes could be significant.

d.	Represents the net adjustment to goodwill to reflect $1,576.1 million of goodwill resulting from the AMS Acquisition.

e.	For the purpose of preparing the unaudited pro forma condensed combined financial information, the total estimated purchase price is allocated to the AMS net tangible and intangible assets acquired and liabilities assumed based on their estimated values as of March 31, 2011. The adjustments reflect the incremental amount necessary for the valuation of the AMS intangible assets acquired (and related amortization periods), which are as follows (dollars in millions):

	Valuation	Amortization Period (in years)
Indefinite-lived:
Tradenames	$200.0	n/a

Total indefinite-lived intangibles	$200.0	n/a

Definite-lived:
Customer relationships	$360.0	18
Developed technology	$1,110.0	18

Total definite-lived intangibles	$1,470.0	18

Total	$1,670.0	n/a

Amortization related to the value of definite-lived intangible assets are reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.

As we have not yet performed the valuation studies necessary to estimate the fair values of these intangible assets as of the date of this report, the determinations of fair value and useful lives for the intangible assets of AMS are based upon management’s preliminary estimates.

These provisional measurements of fair value reflected are subject to change. Such changes could be significant.

f.	Represents the current portion of new indebtedness, including Term Loan A and Term Loan B, offset by the portion of the Existing Term Loan retired in connection with the AMS Acquisition that had been classified by Endo as current portion of long-term debt.

g.	Represents the estimated deferred income tax asset and liability resulting from the purchase price allocation adjustments made to the acquired assets and liabilities of AMS, excluding goodwill. The estimated income tax rates are based on the applicable enacted statutory tax rates as of the assumed acquisition date and appropriately reflect certain Endo and AMS basis differences that will not result in taxable amounts (resulting in deferred tax assets) or deductible amounts (resulting in deferred tax liabilities) in future years when the related financial reporting asset or liability will be recovered or settled. Deferred taxes are recognized for the temporary differences between assigned values in the purchase price allocation and the carryover tax basis of assets acquired and liabilities assumed, using an estimated income tax rate of approximately 36.2%. The amount reflected in the current deferred tax asset of $3.1 million relates to those assets which are expected to reverse within the next twelve months.

h.	The adjustment to long-term debt, less current portion, net consists of the following components (in thousands):

Amounts
Endo’s borrowing related to the AMS Acquisition:
Term Loan A	$1,500,000
Term Loan B	900,000
Notes	700,000
Endo debt repayment, net of $25 million current portion (see 2f)	(370,000)
AMS debt repayment	(238,062)

Net change	$2,491,938

Less current portion of long-term debt	(48,938)

Total net change	$2,443,000

In connection with our retirement of our Existing Term Loan, we wrote off approximately $15.4 million of unamortized debt issuance costs that had been capitalized and recorded in other assets. Additionally, we paid approximately $76.2 million in fees in connection with the issuance of the Financing and borrowings under the New Credit Facility. Accordingly, such fees are capitalized and included in other assets in the unaudited pro forma condensed combined balance sheet. Deferred debt issuance costs will be amortized over the life of the related debt instrument, which ranges from 5 to 8 years. The amortization of debt issuance costs is reflected as a pro forma adjustment to the unaudited pro forma condensed combined statement of operations.

i.	Reflects the elimination of AMS’ shareholders’ equity of $699.5 million. Additionally, amounts reflect the impact of the estimated transaction costs, net of tax, which are to be expensed as incurred under the applicable business combination guidance, as well as the impact of the write-off of debt issuance costs, net of tax, associated with our Existing Term Loan. These offsets have been reflected as a reduction in cash and cash equivalents and other assets, respectively.

j.	Reflects reclassification adjustments to the historical consolidated financial statements of HealthTronics, Penwest, Qualitest and AMS to conform to the financial statement classification and presentation that we will use to prepare our consolidated financial statements subsequent to the acquisitions of HealthTronics, Penwest, Qualitest and AMS. Further reclassification adjustments may be necessary.

k.	For the purpose of preparing the unaudited pro forma condensed combined statement of operations, additional amortization expense is assumed based on the intangible finite-lived assets of HealthTronics, Penwest, Qualitest and AMS as of January 1, 2010. Amortization related to the value of finite-lived intangible assets, taken over assumed lives of 10 to 20 years for developed technology and 15 years for tradenames classified as definite-lived, are reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations. The determinations of the useful lives for the intangible assets of HealthTronics, Penwest, and Qualitest are based upon various accounting studies, historical acquisition experience, economic factors, and future expected cash flows. As we have not yet performed the valuation studies necessary to estimate the fair values of the AMS intangible assets we will acquire as of the date of this report, the determinations of fair value and useful lives for the intangible assets of AMS are based upon management’s preliminary estimates.

The increase in amortization expense is based on an allocation of purchase price of the acquisitions to certain finite-lived intangible assets acquired and is recorded in cost of revenues, which is consistent with our historical caption presentation of this expense. These provisional measurements of fair value reflected are subject to change. Such changes could be significant.

l.	Reflects additional depreciation expense attributable to recording the property, plant and equipment of HealthTronics, Penwest, Qualitest and AMS at fair value. For purposes of depreciation, we have assumed useful lives ranging from 1 to 45 years. These provisional measurements of fair value reflected are subject to change. Such changes could be significant.

m.	Reflects the increase in cost of revenues related to the inventory step-up resulting from our revaluation of the inventory of HealthTronics, Penwest, Qualitest and AMS upon acquisition.

n.	Reflects the elimination of Penwest’s royalty revenue for Opana ER and our corresponding cost of revenues. Royalties had been paid to Penwest until our acquisition of Penwest in September 2010, and should be eliminated for the purpose of preparing the unaudited pro forma condensed combined statement of operations as the payments represent intercompany transactions on a pro forma basis.

o.	Represents adjustments made as a result of a change in estimate methodology for revenue reserves in accordance with the Qualitest transaction.

p.	Reflects the following adjustments to interest expense:

•	increases resulting from the incremental interest expense (including the amortization of debt issuance costs) associated with the new indebtedness incurred in connection with the AMS Acquisition;

•

increases associated with annualizing the interest expense (including the amortization of debt issuance costs) of our 2020 senior notes, which we incurred in connection with our acquisition of Qualitest;

•

decreases resulting from the elimination of the interest expense (including commitment fees associated with our revolving credit facility and the amortization of debt issuance costs) associated with our 2009 Revolving Credit Facility and our Existing Term Loan, which were or are expected to be terminated upon our acquisition of Qualitest and AMS, respectively; and

•

decreases resulting from the elimination of the interest expense (including the amortization of debt issuance costs) incurred by HealthTronics, Qualitest, and AMS associated with their respective pre-existing debt, which were terminated upon their respective acquisitions by Endo.

The net adjustments for the year ended December 31, 2010, the three months ended March 31, 2011 and 2010, and the twelve months ended March 31, 2011 consist of the following components, assuming new financing consisting of (i) $1,500.0 million aggregate principal amount of Term Loan A, (ii) $900.0 million aggregate principal amount of Term Loan B and (iii) $700.0 million aggregate principal amount of the Financing (in thousands):

	Year Ended December 31, 2010	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Twelve Months Ended March 31, 2011
Estimated interest expense (including the amortization of debt issuance costs) on new indebtedness, including the Term Loan A ($1,500.0 million), Term Loan B ($900.0 million), and the Financing ($700.0 million) and the commitment fees associated with the undrawn Revolving Credit Facility ($500.0 million)	$146,227	$36,556	$36,556	$146,227
Incremental interest expense (including the amortization of debt issuance costs) associated with our 2020 Senior Notes issued in November 2010	26,326	—	7,335	18,991
Interest expense (including commitment fees associated with our revolving credit facility and the amortization of debt issuance costs) associated with our 2009 Revolving Credit Facility and Existing Term Loan	(3,101)	(3,064)	(562)	(5,603)
Interest expense (including the amortization of debt issuance costs) associated with the pre-existing debt of HealthTronics, Qualitest and AMS (including the AMS Convertible Notes)(1)	(64,924)	(6,264)	(15,634)	(55,554)

Total interest expense adjustment	$104,528	$27,228	$27,695	$104,061

	Year Ended January 1, 2011	Three Months Ended April 2, 2010	Three Months Ended April 2, 2010	Twelve Months Ended April 2, 2011
(1) AMS interest expense	$(28,125)	$(6,264)	$(7,647)	$(26,742)

The portion of this adjustment related to the elimination of AMS’s interest expense is included in other (income) expense, net in the accompanying unaudited pro forma combined statements of operations. AMS has historically presented interest expense and amortization of financing costs as separate line items in their historical consolidated statement of operations, but as a component of total other expenses. Accordingly, these amounts have been recorded in other (income) expense, net to conform to Endo’s presentation.

On an as adjusted basis, after giving effect to the application of the proceeds from the Financing and the consummation of the Financing and the Transactions, as of March 31, 2011, approximately $3.89 billion of our aggregate principal debt outstanding would have consisted of $2.40 billion of floating rate debt and $1.48 billion of fixed-rate debt. Based on the pro forma amount of floating-rate debt outstanding at March 31, 2011, a 1% rise in interest rates would result in approximately $24.0 million incremental interest expense.

q.	Adjustment relates to the elimination of pre-existing discontinued operations of the legacy Qualitest business.

r.	For purposes of these unaudited pro forma condensed consolidated statement of operations, estimated income tax rates of approximately 38.3%, 35.1%, 40.2%, 36.0% and 38.2% for HealthTronics, Penwest, Qualitest, AMS and Endo, respectively, have been used for the pro forma adjustments for the year ended December 31, 2010 (or January 1, 2011 for AMS) and 38.3%, 34.8%, 33.4%, 36.2% and 37.2% for HealthTronics, Penwest, Qualitest, AMS and Endo, respectively, for the twelve month period ended March 31, 2011 (or April 2, 2011 for AMS). The estimated income tax rates are based on the applicable enacted statutory tax rates for the periods referenced above and appropriately reflect certain basis differences of Endo and HealthTronics, Penwest, Qualitest and AMS that will not result in taxable or deductible amounts in future years when the related financial reporting asset or liability will be recovered or settled. These rates are estimates and do not take into account future income tax strategies that may be applied to the combined entity. These provisional measurements of fair value reflected are subject to change. Such changes could be significant.

Note 3. Supplemental Schedules

a.	This column is comprised of the historical operating results of HealthTronics from January 1, 2010 through March 31, 2010, as reported in HealthTronics’ Quarterly Report on Form 10-Q for the three months ended March 31, 2010 as well as the operating results of HealthTronics from April 1, 2010 through July 1, 2010. These results are shown separately below. Certain amounts have been reclassified to conform to Endo’s presentation.

	Three Months Ended March 31, 2010	Plus: April 1, 2010 Through July 1, 2010	January 1, 2010 Through July 1, 2010 (Pre-Acquisition Total)
Revenues:
Device, service and other revenues	$48,389	$50,300	$98,689

Total revenues	48,389	50,300	98,689
Costs & expenses:
Cost of revenues	23,915	22,237	46,152
Selling, general and administrative	5,507	6,571	12,078
Depreciation and amortization	4,009	3,848	7,857

Operating income	14,958	17,644	32,602

Interest expense, net	470	369	839
Other income, net	(637)	(808)	(1,445)

Income before income tax	15,125	18,083	33,208
Income tax	315	326	641

Consolidated net income	14,810	17,757	32,567

Less: Net income attributable to noncontrolling interests	12,489	14,309	26,798

Net income attributable to Endo Pharmaceuticals Holdings Inc.	$2,321	$3,448	$5,769

b.	This column is comprised of the historical operating results of Penwest from January 1, 2010 through June 30, 2010, as reported in Penwest’s Quarterly Report on Form 10-Q for the six months ended June 30, 2010 as well as the operating results of Penwest from July 1, 2010 through September 19, 2010. These results are shown separately below. Certain amounts have been reclassified to conform to Endo’s presentation.

	Six Months Ended June 30, 2010	Plus: July 1, 2010 Through September 19, 2010	January 1, 2010 Through September 19, 2010 (Pre-Acquisition Total)
Revenues:
Net pharmaceutical product sales	$22,397	$10,962	$33,359

Total revenues	22,397	10,962	33,359
Costs & expenses:
Cost of revenues	1,749	834	2,583
Selling, general and administrative	4,099	2,724	6,823
Research and development	4,111	1,687	5,798

Operating income (loss)	12,438	5,717	18,155

Interest expense (income), net	202	41	243
Other (income) expense, net	(3)	(22)	(25)

Income (loss) before income tax	12,239	5,698	17,937
Income tax	—	—	—

Net income attributable to Endo Pharmaceuticals Holdings Inc.	$12,239	$5,698	$17,937

c.	This column is comprised of the historical operating results of Qualitest from January 1, 2010 through September 30, 2010, as reported in Qualitest’s Quarterly Financial Statements for the nine months ended September 30, 2010 as well as the operating results of Qualitest from October 1, 2010 through November 29, 2010. These results are shown separately below. Certain amounts have been reclassified to conform to Endo’s presentation.

	Nine Months Ended September 30, 2010	Plus: October 1, 2010 Through November 29, 2010	January 1, 2010 Through November 29, 2010 (Pre-Acquisition Total)
Revenues:
Net pharmaceutical product sales	$264,953	$57,579	$322,532

Total revenues	264,953	57,579	322,532
Costs & expenses:
Cost of revenues	176,776	48,007	224,783
Selling, general and administrative	38,718	9,362	48,080
Research and development	9,332	2,517	11,849
Other operating expense, net	613	33	646

Operating income (loss)	39,514	(2,340)	37,174

Interest expense (income), net	23,217	12,892	36,109

Income (loss) before income tax	16,297	(15,232)	1,065
Income tax	4,107	682	4,789

Consolidated net income	12,190	(15,914)	(3,724)

Less: Discontinued operations	(89)	(254)	(343)

Net income attributable to Endo Pharmaceuticals Holdings Inc.	$12,279	$(15,660)	$(3,381)

d.	This column is comprised of our historical operating results for:

(1)	The year ended December 31, 2010, as reported in our Annual Report on Form 10-K for the year ended December 31, 2010; less

(2)	the three months ended March 31, 2010 as reported in our Quarterly Report on Form 10-Q for the three months ended March 31, 2010; plus

(3)	the three months ended March 31, 2011 as reported in our Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

These results are shown separately below.

	Year Ended December 31, 2010	Less: Three Months Ended March 31, 2010	Plus: Three Months Ended March 31, 2011	Twelve Months Ended March 31, 2011
Revenues:
Net pharmaceutical revenues	$1,601,192	$360,349	$505,784	$1,746,627
Device, service and other revenues	115,037	4,063	54,242	165,216

Total revenues	1,716,229	364,412	560,026	1,911,843
Costs & expenses:
Cost of revenues	504,757	94,073	231,558	642,242
Selling, general and administrative	547,605	133,335	159,386	573,656
Research and development	144,525	29,168	42,130	157,487
Impairment of other intangible assets	35,000	—	—	35,000
Acquisition-related items	18,976	1,529	6,073	23,520

Operating income	465,366	106,307	120,879	479,938

Interest expense, net	46,601	9,804	18,790	55,587
Other (income) expense, net	(1,933)	(219)	348	(1,366)

Income before income tax	420,698	96,722	101,741	425,717
Income tax	133,678	36,367	33,446	130,757

Consolidated net income	287,020	60,355	68,295	294,960

Less: Net income attributable to noncontrolling interests	28,014	—	12,508	40,522

Net income attributable to Endo Pharmaceuticals Holdings Inc.	$259,006	$60,355	$55,787	$254,438

e.	This column is comprised entirely of the historical operating results of HealthTronics from April 1, 2010 through July 1, 2010.

f.	This column is comprised of the historical operating results of Penwest from April 1, 2010 through June 30, 2010, as reported in Penwest’s Quarterly Report on Form 10-Q for the three months ended June, 2010 as well as the operating results of Penwest from July 1, 2010 through September 19, 2010. These results are shown separately below. Certain amounts have been reclassified to conform to Endo’s presentation.

	Three Months Ended June 30, 2010	Plus: July 1, 2010 Through September 19, 2010	April 1, 2010 Through September 19, 2010 (Pre-Acquisition Total)
Revenues:
Net pharmaceutical product sales	$13,639	$10,962	$24,601

Total revenues	13,639	10,962	24,601
Costs & expenses:
Cost of revenues	833	834	1,667
Selling, general and administrative	2,453	2,724	5,177
Research and development	1,903	1,687	3,590

Operating income	8,450	5,717	14,167

Interest expense, net	83	41	124
Other (income), net	(2)	(22)	(24)

Income before income tax	8,369	5,698	14,067
Income tax	—	—	—

Net income attributable to Endo Pharmaceuticals Holdings Inc.	$8,369	$5,698	$14,067

g.	This column is comprised of the historical operating results of Qualitest from January 1, 2010 through November 29, 2010, as presented above in Note (3c), less the operating results of Qualitest for the three months ended March 31, 2010 as reported in Qualitest’s Quarterly Financial Statements for the three months ended March 31, 2010. These results are shown separately below. Certain amounts have been reclassified to conform to Endo’s presentation.

	January 1, 2010 Through November 29, 2010 (3c)	Less: Three Months Ended March 31, 2010	April 1, 2010 Through November 29, 2010 (Pre-Acquisition Total)
Revenues:
Net pharmaceutical product sales	$322,532	$80,399	$242,133

Total revenues	322,532	80,399	242,133
Costs & expenses:
Cost of revenues	224,783	52,641	172,142
Selling, general and administrative	48,080	10,690	37,390
Research and development	11,849	2,956	8,893
Other operating expense, net	646	296	350

Operating income	37,174	13,816	23,358

Interest expense, net	36,109	7,638	28,471

Income before income tax	1,065	6,178	(5,113)
Income tax	4,789	1,634	3,155

Consolidated net (loss) income	(3,724)	4,544	(8,268)

Less: Discontinued operations	(343)	—	(343)

Net (loss) income attributable to Endo Pharmaceuticals Holdings Inc.	$(3,381)	$4,544	$(7,925)